                                                                    EXHIBIT 10.1


                            STERLING SOFTWARE, INC.


                          DEFERRED COMPENSATION PLAN


                (Amended & Restated Effective January 3, 2000)

                               TABLE OF CONTENTS





Section                                                                    Page
-------                                                                    ----

                                  ARTICLE I.
                             TITLE AND DEFINITIONS

1.1   Title................................................................  2
1.2   Definitions..........................................................  2

                                  ARTICLE II.
                                 PARTICIPATION

2.1   Participation........................................................  6

                                  ARTICLE III.
                               DEFERRAL ELECTIONS

3.1   Elections to Defer Compensation......................................  6
3.2   Investment Elections.................................................  7
3.3   Match Funding........................................................  8

                                   ARTICLE IV.
                                    ACCOUNTS

4.1   Participant Accounts.................................................  8
4.2   Quarterly Statements.................................................  9

                                   ARTICLE V.
                                     VESTING

5.1   Account..............................................................  9

                                   ARTICLE VI.
                                  DISTRIBUTIONS

6.1   At or After Termination of Employment................................  9
6.2   Death Benefits....................................................... 11
6.3   Unscheduled Early Distributions...................................... 11
6.4   Scheduled Early Distributions........................................ 12

                                      (i)

6.5   Special Withdrawals.................................................. 12
6.6   Financial Hardship Withdrawals....................................... 13
6.7   Inability To Locate Participant...................................... 13
6.8   Directors and Consultants............................................ 14
6.9   Claims Procedure..................................................... 14

                                  ARTICLE VII.
                                 ADMINISTRATION

7.1   Committee............................................................ 15
7.2   Committee Action..................................................... 15
7.3   Powers and Duties of the Committee................................... 15
7.4   Construction and Interpretation...................................... 16
7.5   Information.......................................................... 17
7.6   Compensation, Expenses and Indemnity................................. 17

                                  ARTICLE VIII.
                                  MISCELLANEOUS

8.1   Unsecured General Creditor........................................... 17
8.2   Restriction Against Assignment....................................... 18
8.3   Withholding.......................................................... 18
8.4   Amendment, Modification, Suspension or Termination................... 18
8.5   Governing Law........................................................ 19
8.6   Receipt or Release................................................... 19
8.7   Payments on Behalf of Persons Under Incapacity....................... 20
8.8   Successors and Assigns............................................... 20
8.9   No Employment Rights................................................. 20
8.10  Headings, etc. Not Part of Agreement................................. 20

                                     (ii)

                            STERLING SOFTWARE, INC.

                          DEFERRED COMPENSATION PLAN


         Sterling Software, Inc., a Delaware corporation (the "Company") acting on behalf of itself and its designated subsidiaries, hereby adopts the provisions of this amended and restated plan document to govern the operation and administration of the Sterling Software, Inc. Deferred Compensation Plan (the "Plan"), effective as of January 3, 2000.

                                   RECITALS

         1. Effective as of February 1, 1997, the Plan was adopted and established by the Company, acting on behalf of itself and its designated subsidiaries, as an unfunded supplemental retirement plan for the benefit of selected highly compensated employees, directors and consultants and their respective beneficiaries. Benefits under the Plan are to paid by the Company from its general assets or from the assets of the trust hereinafter described.

         2. Concurrently with the adoption and establishment of the Plan, the Company entered into a trust agreement with First American Trust Company, as trustee, and established a trust (the "Trust") to hold and manage certain assets contributed by the Company in connection with the Plan. The Trust is intended to qualify as a "grantor trust" under the Internal Revenue Code of 1986, as amended, with the principal and income of the Trust to be treated as assets and income of the Company for federal and state income tax purposes.

         3. The assets of the Plan held in the Trust will at all times be subject to the claims of the general creditors of the Company.

         4. Effective as of October 27, 1997, the Plan was amended in certain respects by the First Amendment thereto dated such date (the "First Amendment"). Effective as of December 21, 1998, the Plan was further amended in certain respects by the Second Amendment thereto dated such date (the "Second Amendment").

         5. Effective as of December 21, 1998, the Plan was restated solely for purposes of incorporating therein the amendments to the Plan effected by the First Amendment and the Second Amendment.

         6. Effective as of January 3, 2000, the Plan was further amended and restated to read in its entirety as set forth below.

                                  ARTICLE I.
                             TITLE AND DEFINITIONS

1.1      Title.
         -----

         This Plan shall be known as the Sterling Software, Inc. Deferred Compensation Plan.

1.2      Definitions.
         -----------

         Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

         (a)   "Account" means for each Participant the bookkeeping account
                -------
maintained by the Committee on the books of the Company that is credited with amounts equal to (i) the portion of the Participant's Compensation that he or she elects to defer, and (ii) the deemed earnings on such deferred Compensation that are credited pursuant to Section 4.1(ii).

         (b)   "Beneficiary" or "Beneficiaries" means the beneficiary or
                -----------      -------------
beneficiaries last designated in writing by a Participant, in accordance with procedures established by the Committee, to receive benefits under the Plan in the event of the Participant's death. No beneficiary designation shall become effective unless and until it is filed with the Committee during the Participant's lifetime.

         (c)   "Board of Directors" or "Board" means the Board of Directors of
                ------------------      -----
Sterling Software, Inc. Any determination or other action specified in this Plan to be made, taken or effectuated by the Board may be made, taken or effectuated by the Executive Committee of the Board.

         (d)   "Change in Control" means the occurrence of any of the following
                -----------------
events:

               (i) the Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than two-thirds of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors ("Voting Stock") of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;

               (ii) the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than two-thirds of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

               (iii)  there is a report filed on Schedule 13D or Schedule
         14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any person (as the term

         "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding Voting Stock of the Company;

               (iv) the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

               (v) if, during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause
         (v) each director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two-thirds of the directors of the Company (or a committee thereof) then still in office who were directors of the Company at the beginning of any such period will be deemed to have been a director of the Company at the beginning of such period.

Notwithstanding the foregoing provisions of clauses (iii) or (iv) above, unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" will not be deemed to have occurred for purposes of clause (iii) or clause (iv) above solely because (A) the Company, (B) an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock (a "Subsidiary"), or (C) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or
Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock of the Company, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership or any increase or decrease thereof.

         (e)   "Code" means the Internal Revenue Code of 1986, as amended.
                ----

         (f)   "Committee" means the Administrative Committee appointed to
                ---------
administer the Plan in accordance with Article VII.

         (g)   "Company" means Sterling Software, Inc., a Delaware corporation,
                -------
any successor corporation to Sterling Software, Inc. satisfying the requirements of Section 8.8 and any entity that is directly or indirectly controlled by Sterling Software, Inc. or in which Sterling Software, Inc. has a significant equity or investment interest, as determined by the Board.

         (h)   "Compensation" means (a) the following items of remuneration
                ------------
payable to an Eligible Individual for services rendered to the Company during a calendar year: Salary, Incentive Bonus, annual retainer and meeting fees payable to members of the Board and fees payable to consultants, and (b) any Post Employment Payments payable to an Eligible Individual. An Eligible Individual's Compensation shall be computed before giving effect to the Eligible Individual's salary reduction elections under Code Sections 125 or 401(k) and the Eligible Individual's deferral election under Section 3.1 of this Plan.

         (i)   "Distributable Amount" means the balance of a Participant's
                --------------------
Account at any given time.

         (j)   "Effective Date" means February 1, 1997.
                --------------

         (k)   "Eligible Individual" for a Plan Year means (i) a common law
                -------------------
employee of the Company whose Compensation is paid on a United States payroll in United States dollars and (A) whose Compensation equaled or exceeded the Threshold Amount in the prior calendar year (or, in the case of an employee employed only during a portion of such prior calendar year, whose annualized Compensation would have equaled or exceeded the Threshold Amount), or (B) who satisfied any alternative eligibility criteria established by the Committee pursuant to Section 7.3(iv) of the Plan; (ii) a member of the Board of Directors who is not a common law employee of the Company; (iii) a consultant who is not a common law employee of the Company and who is specifically designated by the Committee as eligible to participate in the Plan, or (iv) any former employee, board member or consultant entitled to any Post Employment Payments from the Company, who had immediately prior to receiving notice of termination or actual termination of employment, Board membership or consultancy relationship, been a Participant. An individual's status as an Eligible Individual for a Plan Year shall be determined prior to the first day of such Plan Year; provided, however, that in the case of individuals described in clause (iv) above, status as an Eligible Individual for one or more Plan Years shall be irrevocably established upon the earlier of receipt of notice of termination or actual termination of employment, Board membership or consultancy relationship. For purposes of this
Section 1.1(k) and Section 1.1(s) below, "termination of employment" shall be deemed to have occurred when the Participant ceases to actively work for or provide services to the Company on a regular basis, regardless of whether the Participant continues on the payroll of the Company during any severance period, pay-in-lieu-of-notice period, paid leave of absence not coupled with a planned return to active service or any similar period. Notwithstanding the foregoing, the Committee may in its discretion (I) determine in writing that an otherwise Eligible Individual may not participate in this Plan for one or more Plan Years, and (II) determine to admit a newly hired employee (whether hired through an acquisition or otherwise) into the Plan on a date other than the first day of a Plan Year and to establish criteria for the admission of such newly hired employees in addition to or in lieu of those set forth above, provided that such criteria are consistent with the purpose of the Plan to provide benefits for a select group of management or highly compensated employees. An individual who is classified by the Company as an independent contractor whose compensation for services is reported by the Company on a form other than Form W-2 (or any successor form for reporting wages paid to employees) will not be an Eligible Individual unless the Committee specifically designates such individual by name as an Eligible Individual pursuant to clause (iii) above.

         (l)   "Fund" or "Funds" means one or more of the investment funds or
                ----      -----
contracts selected by the Committee pursuant to Section 7.3(i).

         (m)   "Incentive Bonus" means any cash incentive compensation payable
                ---------------
to a Participant in addition to the Participant's Salary.

         (n)   "Initial Election Period" for an Eligible Individual means the
                -----------------------
30-day period ending January 31, 1997.

         (o)   "Interest Rate" means, for any Fund and for any month, an amount
                -------------
expressed as a percentage equal to the net rate of gain or loss on the assets of such Fund during such month.

         (p)   "Participant" means any Eligible Individual who elects to defer
                -----------
Compensation in accordance with Section 3.1.

         (q)   "Plan" means the Sterling Software, Inc. Deferred Compensation
                ----
Plan set forth herein, as amended from time to time in accordance with Section 8.4.

         (r)   "Plan Year" means the 12-consecutive month period beginning
                ---------
January 1 and ending December 31 of each year, provided that the first Plan Year shall be a short year beginning February 1, 1997 and ending December 31, 1997.

         (s)   "Post Employment Payments" means any payments which are made to
                ------------------------
an Eligible Individual following receipt of notice of termination or actual termination of employment, Board membership or consultancy relationship in respect of such Eligible Individual's former employment, consultancy or Board membership with the Company, including payment in lieu of vacation, payment in lieu of notice or any severance payments (which may be in the form of a lump sum payment or salary or bonus continuation), payable by the Company pursuant to any Company plan, agreement or policy which provides for such payments (including without limitation, any payments pursuant to severance agreements or change in control agreements). Notwithstanding the foregoing, the term "Post Employment Payments" shall not include payments in respect of any excise tax imposed by
Section 4999 of the Code (or any successor provision thereto), any similar tax imposed by state or local law, any interest or penalties with respect to any such tax, or any gross-up or similar payments with respect to any of the foregoing.

         (t)   "Salary" means for any calendar year (i) in the case of an
                ------
employee of the Company whose compensation from the Company does not include commission income, the employee's base salary during the calendar year and (ii) in the case of an employee of the Company whose compensation from the Company includes commission income, the total of the employee's base salary plus commissions during the calendar year. Salary excludes any other form of compensation such as Incentive Bonuses, restricted stock, income from stock options or stock appreciation rights, severance payments, moving expenses, car or other special allowances, reimbursements for taxes or any other remuneration for personal services included in an Eligible Individual's taxable income.

         (u)   "Threshold Amount" means, for the first Plan Year, the sum of
                ----------------
$120,000 and, for any subsequent Plan Year, such other amount as may be determined by the Committee pursuant to Section 7.3.

         (v)   "Trust" means the trust established by the Trust Agreement.
                -----

         (w)   "Trust Agreement" means the Sterling Software, Inc. Deferred
                ---------------
Compensation Plan Trust Agreement dated as of February 1, 1997, by and between the Company and First American Trust Company, as Trustee.

         (x)   "Trustee" means First American Trust Company or any successor
                -------
trustee appointed pursuant to the Trust Agreement.


                                  ARTICLE II.
                                 PARTICIPATION

2.1      Participation.
         -------------

         An Eligible Individual shall become a Participant in the Plan for a Plan Year by electing to defer all or a portion of his or her Compensation for such Plan Year in accordance with Section 3.1, by completing all required applications for life insurance (as determined by the Committee in its discretion), and by complying with any applicable medical underwriting requirements of the issuer of any policy of insurance on the life of the Eligible Individual.


                                 ARTICLE III.
                              DEFERRAL ELECTIONS

3.1      Elections to Defer Compensation.
         -------------------------------

         (a)   Elections. For the first Plan Year, each Eligible Individual may
               ---------
elect to defer Compensation by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee (an "Election Form"), no later than the last day of the Initial Election Period. For each subsequent Plan Year, an Eligible Individual may make an election to defer Compensation by filing an Election Form with the Committee on or before the December 31 preceding the Plan Year for which the election is to be effective or, in the case of a newly hired employee who is admitted into the Plan on a date other than the first day of a Plan Year, on or before the date such employee receives his first payroll distribution from the Company. An Eligible Individual who does not elect to defer Compensation for a Plan Year may become a Participant with respect to a subsequent Plan Year by filing an Election Form with the Committee on or before the December 31 preceding the Plan Year for which the election is to be effective.

         (b)   General Rule. Subject to the limitations set forth in subsection
               ------------
(c) below, an Eligible Individual may elect to defer any whole percentage of his or her Compensation up to 100%; provided, however, that if an Eligible Individual's deferral election would reduce the Compensation paid to the Eligible Individual to an amount that is less than (i) the amount necessary to satisfy the Eligible Individual's portion of applicable employment taxes for the Plan Year, (ii) amounts necessary to satisfy any other benefit plan elections or loan repayments for the Plan Year under any other plan sponsored by the Company and (iii) any income taxes payable with respect to taxable compensation that is not eligible for deferral, then the Participant must remit to the Company, at the time or times requested by the Company, any amounts necessary to permit the Company to satisfy its obligation to withhold such taxes, implement such benefit plan elections or deduct such loan repayments. In addition, a deferral election made by an Eligible Individual will not be effective unless and until the Eligible Individual completes all required applications for life insurance (as determined by the Committee in its discretion).

         (c)   Minimum Deferrals. For each Plan Year during which an Eligible
               -----------------
Individual is a Participant, the minimum dollar amount of Compensation that may be deferred by the Eligible Individual under the Plan is $5,000. To the extent that a Participant's actual deferrals in a Plan Year are less than $5,000, such deferrals, together with earnings or loss thereon through the last day of such Plan Year, will be refunded as promptly as practicable after the end of such Plan Year.

         (d)   Duration of Compensation Deferral Election. Any deferral election
               ------------------------------------------
made under this Section 3.1 shall be irrevocable and shall apply only to the Compensation paid or payable during the Plan Year for which the election is made. Without limiting the generality of the foregoing, such election shall be effective (i) with respect to Salary or consulting fees paid or payable during the Plan Year for which the election is made, (ii) with respect to director fees paid or payable during the Plan Year for which the election is made, (iii) with respect to Incentive Bonuses paid or payable during the Plan Year for which the election is made; and (iv) with respect to any Post Employment Payments paid or payable after receipt of notice of termination or actual termination of employment, Board membership or consultancy relationship that occurs during the Plan Year for which the election is made.

3.2      Investment Elections.
         --------------------

         (a) The Committee shall provide each Participant with a list of multiple Funds available for hypothetical investment and each Participant may designate, on a form provided by the Committee, one or more of such Funds in which his or her Account will be deemed to be invested for purposes of determining the amount of earnings to be credited to such Account. The list shall consist of at least five Funds, collectively offering a wide range of investment options (domestic and international) with a spectrum of risk and return potential (from conservative, low risk/low return potential to aggressive, high risk/high return potential), comparable as a whole to the initial list of Funds attached hereto as Exhibit A. The Committee may in its discretion change from time to time the Funds available for hypothetical investment, provided Participants are given at least 90 days' prior written notice of the effective date of the deletion of any Fund (including, without limitation, the deletion of a Fund in connection with the substitution of a new Fund in its place); it being understood, however, that where the deletion of a Fund is beyond the control of the Committee (e.g., where the provider of a Matching Investment unilaterally effects such a deletion), the Committee's obligation shall be to give Participants written notice of the effective date of such deletion as promptly as practicable after the Committee obtains knowledge thereof. The Committee may in its discretion add new Funds at any time and Participants shall be given written notice of such additions as promptly as practicable after the Committee decides to add a new Fund. The Interest Rate of each Fund shall be used to determine the amount of earnings to be credited to Participant's Accounts under Section 4.1(ii).

         (b) In making the investment designation pursuant to this Section 3.2, the Participant may specify that all, or any whole percentage, of his or her Account will be deemed to be invested in one or more of the Funds designated by the Committee (with a minimum of 5% of the Account balance deemed to be invested in any one Fund and all such designations in the aggregate not to exceed 100% of the Participant's Account balance). Effective as of the beginning of any calendar month, a Participant may change the Fund designations made under this Section 3.2 by filing a new designation, on a form provided by the Committee, at least five days prior to the end of the immediately preceding calendar month (or such other period prior to the end of the immediately preceding month as the Committee may from time to time prescribe).

         (c) If a Participant fails to elect a Fund under this Section 3.2, or if the Participant's investment designation is less than 100% of his or her Account balance, for any portion of the Account balance for which no investment designation has been made he or she shall be deemed to have designated the Fund that the Committee determines in its sole judgment to have the least risk of loss of principal.

3.3      Match Funding.
         -------------

         To the extent authorized by the Committee in its discretion, and in such case to the fullest extent practicable, the Company shall match fund (in terms of both timing and amount) all of its obligations to Participants under the Plan by acquiring and contributing to the Trust, or by causing the Trustee to acquire or maintain on behalf of the Trust, life insurance investments ("Matching Investments") corresponding as closely as possible to amounts from time to time allocated to the Investment Fund Subaccounts (as hereinafter defined) of all Participants. To the extent that the Company wishes to prefund Matching Investments for a given Plan Year, such Matching Investments shall be maintained in the Fund offering the least risk of loss of principal, or a conservative money market fund, until such Matching Investments are periodically allocated to investment options corresponding to the periodic deferral amounts of the Participants. Notwithstanding the foregoing, the Company and the Trustee may maintain cash reserves in an amount reasonably necessary to pay benefits under and administer this Plan.

         While the Plan is in existence the Company shall at all times comply with its duties and obligations under the Trust Agreement, and all Participants and their beneficiaries are expressly acknowledged by the Company to be bona fide third party beneficiaries under the Trust Agreement.


                                  ARTICLE IV.
                                   ACCOUNTS

4.1      Participant Accounts.
         --------------------

         The Committee shall establish and maintain an Account for each Participant under the Plan. Each Participant's Account shall be further divided into separate subaccounts ("Investment Fund Subaccounts"), each of which corresponds to a Fund elected by the Participant pursuant to Section 3.2. A Participant's Account shall be debited and credited as follows:

                  (i) As of the last day of each month, the Committee shall credit the Investment Fund Subaccounts of the Participant's Account with an amount equal to any Compensation deferred by the Participant during all pay periods ending in that month in accordance with the Participant's election; that is, the portion of the Participant's deferred Compensation that the Participant has elected to be deferred and deemed to be invested in a certain Fund shall be credited to the Investment Fund Subaccount corresponding to that Fund.

                  (ii) As of the last day of each month, each Investment Fund Subaccount of a Participant's Account shall be credited with earnings in an amount determined by multiplying the balance credited to such Investment Fund Subaccount as of the last day of the preceding month by the Interest Rate for the corresponding Fund for the then current month. To the extent any such Interest Rate is negative in any month (due to a net loss in the applicable Fund), the applicable Investment Fund Subaccount will be debited in the same manner.

                  (iii) As of the first day of each calendar month, each Investment Fund Subaccount will be debited or credited to appropriately reflect any change in Fund designations made by Participants pursuant to Section 3.2.

4.2      Quarterly Statements.
         --------------------

         Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Account on a quarterly basis.


                                  ARTICLE V.
                                    VESTING

5.1      Account.
         -------

         A Participant's interest in his or her Account shall be 100% vested at all times.


                                   ARTICLE VI.
                                  DISTRIBUTIONS

6.1      At or After Termination of Employment.
         -------------------------------------

         (a) Forms of Payment. A Participant's Distributable Amount with respect
             ----------------
to each Plan Year will be paid, in accordance with the Participant's election, either in a lump sum payment or in quarterly installments over a period of 5, 10, 15 or 20 years. Such lump sum payment shall be made or such quarterly installments shall commence, as applicable, either upon termination of the Participant's employment or at a later date elected by the Participant in accordance with Section 6.1(b). If a Participant fails to make an election, he will be deemed to have elected to receive his Distributable Amount in a lump sum payment upon termination of employment.

         (b) Payment Election. Each Participant shall elect, at the time of his
             ----------------
or her election to defer Compensation under the Plan for a Plan Year, to have that portion of his or her Distributable Amount attributable to such Plan Year paid in installments or in a lump sum payment, as described in subsection (a) above, and shall elect the installment payment commencement date or the lump sum payment date, as applicable, which may be the date of termination of the Participant's employment or any later date specified by the Participant.

         (c) Payment Commencement Date. Unless a Participant receives an early
             -------------------------
distribution with respect to the Distributable Amount for a Plan Year pursuant to Section 6.3, Section 6.4, Section 6.5 or Section 6.6, such Distributable Amount (or remaining portion thereof) will be paid after the Participant terminates employment with the Company. Payments will be paid in accordance with the Participant's election. If a Participant elected to receive a lump sum payment upon termination of employment, such payment shall be made as soon as practicable following the Participant's termination of employment, but in no event later than 90 days after the date of such termination. If a Participant elected to receive a lump sum payment on a specified date occurring after the Participant's termination of employment, such payment shall be made as soon as practicable following the specified date, but in no event later than 90 days after such specified date. Quarterly installment payments will begin as soon as administratively practicable following the applicable payment commencement date elected by the Participant and shall continue quarterly thereafter until the applicable portion of the Distributable Amount has been fully distributed. Each quarterly installment payment will be made pro rata from the Participant's Investment Fund Subaccounts according to the balances in such Subaccounts. During the period preceding any lump sum distribution date and during the period in which quarterly installment payments are being made, the Participant's Account will continue to be credited monthly with earnings pursuant to Section 4.1(ii) of the Plan and the Participant may continue to change Fund designations pursuant to Section 3.2 of the Plan. Quarterly installment payments will be adjusted annually to reflect earnings, gains and losses until all amounts credited to a Participant's Account under the Plan have been distributed. To the fullest extent practicable, but subject to such annual adjustments, quarterly installment payments shall be comparable in amount over the entire distribution period. Once a Participant's Distributable Amount declines to a level below the sum of $25,000, such Distributable Amount may be distributed in a lump sum payment and quarterly installment payments shall cease.

         (d) Change in Distribution Election. Subject to the limitations and
             -------------------------------
requirements specified below, a Participant (whether or not such Participant has terminated employment with the Company) may change (i) his or her previously elected form of payment (i.e., lump sum payment versus quarterly installment payments) to the other payment form permitted by the Plan, (ii) a previously elected payment commencement date to a different payment commencement date, or
(iii) an election to receive a distribution upon termination of employment or a date subsequent thereto pursuant to Section 6.1 to a scheduled early distribution pursuant to Section 6.4, or vice versa, with respect to that portion of his or her Distributable Amount attributable to one or more Plan Years. A Participant must file a written election with the Committee to effect any such change at least six months prior to the date that payment of such portion of his or her Distributable Amount would otherwise be made. Except as provided in Sections 6.3 or 6.5(b) hereof, if payment of such portion is to commence (or actually commences because of the Participant's termination of employment) less than six months prior to the effective date of such written election, such written election shall be void and the immediately preceding valid written election shall control. If there is no previous written election on file, then distributions shall be governed by the default provisions of Section 6.1(a). A Participant's election concerning
(i) form of payment, (ii) payment commencement date or (iii) payment upon or after termination of employment versus scheduled early distribution pursuant to
Section 6.4 with respect to a given Plan Year may not be changed after payment of that portion of the Distributable Amount attributable to such Plan Year has been made or has begun.

         (e) Exception for Small Balances. Notwithstanding the foregoing
             ----------------------------
provisions of this Section 6.1 or of Section 6.2, if at the time that any Participant becomes entitled to receive payment of all or any portion of his Distributable Amount, such Participant's entire Distributable Amount does not exceed the sum of $25,000, such portion of his Distributable Amount shall automatically be distributed in the form of a lump sum payment.

6.2      Death Benefits. If a Participant dies while employed by the Company, or
         --------------
after termination of employment, the Participant's Distributable Amount shall be paid to the Participant's Beneficiary in the same form and in accordance with the same payment schedule under which the Distributable Amount was being or would have been paid to the Participant. All references in this Plan to rights, options or other attributes of a Participant shall be deemed to refer equally to a Beneficiary, unless the context clearly requires otherwise.

6.3      Unscheduled Early Distributions. Subject to paragraph (vi) below,
         -------------------------------
Participants shall be permitted to request to withdraw amounts from their Accounts at any time ("Early Distributions"). Upon receiving a withdrawal request, the Committee shall determine, in its sole discretion, whether to permit any such withdrawal and the amount, if any, to be withdrawn, subject to the following restrictions:

                  (i) The election to take an Early Distribution shall be made by filing a form provided by and filed with the Committee.

                  (ii) The maximum amount payable to a Participant in connection with an Early Distribution shall in all cases equal 90% of the amount requested by the Participant (which requested amount must be not less than $10,000 or the Participant's entire Distributable Amount if less than $10,000); provided, however, that the maximum amount payable to a Participant in connection with an Early Distribution shall be 90% of the Distributable Amount as of the end of the calendar month in which the Early Distribution request is received by the Committee.

                  (iii) The amount described in paragraph (ii) above shall be paid in a single lump sum by the end of the calendar month next following the calendar month in which the Early Distribution request is received by the Committee. A distribution pursuant to this Section 6.3 of less than the Participant's entire interest in the Plan will be made pro rata from his or her Investment Fund Subaccounts according to the balances in such Subaccounts.

                  (iv) If a Participant receives an Early Distribution, the remaining portion of the requested or approved amount, as applicable, in excess of the amount payable under paragraph (ii) above (i.e., 10%
                                                                     ---
         of such amount), shall be permanently forfeited and the Company shall have no obligation to the Participant or his or her Beneficiary with respect to such forfeited amount.

                  (v) If a Participant receives an Early Distribution, the Participant shall be ineligible to make any additional deferrals under the Plan for the balance of the Plan Year in which the Early Distribution occurs and for the immediately following Plan Year.

                  (vi) A Participant shall be limited to a maximum of two Early Distributions during all of his or her periods of Plan participation.

6.4      Scheduled Early Distributions. Participants may elect to have payments
         -----------------------------
in respect of Compensation deferred during a given Plan Year be made in a lump sum amount on a future date while still employed, provided the payment date is at least 2 years after the date such Plan Year commences. This election shall apply to the Compensation deferred for the Plan Year specified by the Participant on his or her election form and the earnings credited thereto until the payment date. A Participant may elect a different payment date for the Compensation deferred for each Plan Year. In addition, payment dates elected pursuant to this Section 6.4 may be deferred by not less than six months, by filing with the Committee written notice not less than six months prior to the payment date to be deferred. A distribution pursuant to this Section 6.4 of less than the Participant's entire interest in the Plan shall be made pro rata from his or her Investment Fund Subaccounts according to the balances in such Subaccounts. Notwithstanding the foregoing, if a Participant terminates employment with the Company for any reason prior to the date on which a payment is scheduled to be made pursuant to this Section 6.4, the Participant's entire Distributable Amount will be paid pursuant to the provisions of Section 6.1. In the event of any conflict between the provisions of Section 6.1(d) and the provisions of this Section 6.4, the provisions of this Section 6.4 shall control.

6.5      Special Withdrawals.
         -------------------

                  (a) Change in Control. Following a Change in Control, a
                      -----------------
Participant may elect in writing at any time to commence the distribution of the Participant's entire Distributable Amount without penalty and without regard to whether the Participant has terminated employment with the Company or whether installment payments have commenced, provided that such election shall be effective and such commencement of payment(s) shall begin on a date not sooner than six months following the date such election is made. The requested distribution will be made in a lump sum payment or in quarterly installments over 5, 10, 15 or 20 years, as elected by the Participant. A Participant's election pursuant to this Section 6.5(a) will supersede any prior payment election made under the Plan. A Participant who elects to receive the distribution of his or her Distributable Amount under this Section 6.5(a) will, upon receipt of the Participant's election by the Committee, cease to be eligible to defer additional amounts under the Plan for the balance of the Plan Year in which such receipt occurs.

                  (b) Early Post-Termination Distributions. Following
                      ------------------------------------
termination of a Participant's employment, a Participant may elect in writing at any time to receive a payment of the Participant's entire Distributable Amount, without regard to whether installment payments have commenced. Notwithstanding the preceding sentence, if the requested payment date of any such election is less than six months following the date of such election, then the maximum amount payable to a Participant in connection with such election shall in all cases equal 90% of the Participant's Distributable Amount. The remaining 10% of such Participant's Distributable Amount shall be permanently forfeited and the Company shall have no obligation to the Participant or his or her Beneficiary with respect to such forfeited amount. All payments made pursuant to this Section 6.5(b) shall be in a single lump sum.

6.6      Financial Hardship Withdrawals. The Committee may, pursuant to rules or
         ------------------------------
policies from time to time adopted by it and applied in a consistent manner, accelerate the date of distribution of all or any portion of a Participant's Account balance because of a financial hardship. A financial hardship means an unforeseeable, severe financial emergency resulting from (a) a sudden and unexpected illness or accident of the Participant or his or her dependents (as defined in Section 152(a) of the Code); (b) loss of the Participant's property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising out of events beyond the control of the Participant, which may not be relieved through other available resources of the Participant, as determined by the Committee in accordance with such rules and policies. A distribution pursuant to this Section 6.6 of less than the Participant's entire interest in the Plan shall be made pro rata from his or her Investment Fund Subaccounts according to the balances in such Subaccounts. Subject to the foregoing, payment of any amount with respect to which a Participant has filed a request under this Section 6.6 shall be made as soon as practicable after approval of such request by the Committee. Distributions made pursuant to this
Section 6.6 shall be without penalty.

6.7      Inability To Locate Participant.
         -------------------------------

         (a) Forfeiture of Account. In the event that the Committee is unable to
             ---------------------
locate a Participant or, with respect to a Participant who has died, any Beneficiary within two years following the date on which any payment of the Participant's Distributable Amount is scheduled to be made or begin, the amount allocated to the Participant's Account shall be forfeited. Following the date of forfeiture, the Participant's Account which is forfeited shall be invested in the Fund offering the least risk of loss of principal or conservative money market funds. If, after such forfeiture and prior to the escheat of the Participant's Account as provided in Section 6.7(b), the Participant or Beneficiary later claims such benefit and establishes to the reasonable satisfaction of the Committee such Participant's or Beneficiary's right to receive same, such Account shall be reinstated at its balance at the date of forfeiture without additional interest, earnings, gains or losses from the date of forfeiture through the date of reinstatement. The Participant's restored Account balance will be invested in the manner that the Participant or Beneficiary elects pursuant to Section 3.2 and will be distributed to the Participant or Beneficiary in accordance with the Participant's payment elections made pursuant to this Article VI. In addition, any installment payments that were scheduled to have been made during the period in which the Participant or Beneficiary could not be located will be made to the Participant or Beneficiary in a lump sum catch-up payment as soon as administratively practicable.

         (b) Escheat of Account. The Committee, in its discretion, may escheat,
             ------------------
or may cause the Trustee to escheat, to the state of Texas (or such other state as the Committee, in its discretion, determines is appropriate) any Participant's Account which was forfeited if either (i) the Committee has been unable to locate the Participant or Beneficiary for a period of five years following the date on which any payment of the Participant's Distributable Amount is scheduled to be made or begin or (ii) the Plan is terminated and the Committee has been unable to locate the Participant or Beneficiary for a period of two years following the date on which any payment of the Participant's Distributable Amount is scheduled to be made or begin. Upon the escheat of the Participant's Account, the Participant or Beneficiary shall have no further right to any benefits or payments under the Plan, and neither the Company, the Committee nor the Trustee shall have any liability to such Participant or Beneficiary for the amount of the Participant's Account.

6.8      Directors and Consultants. For purposes of the preceding sections of
         -------------------------
this Article VI, a Participant who is a member of the Board or a consultant, but who is not an employee of the Company, will be deemed to be employed by the Company as long as he or she is a director or is engaged as a consultant and will be deemed to have terminated employment when he or she is no longer a director or is no longer engaged as a consultant and is not then an employee of the Company.

6.9      Claims Procedure.
         ----------------

         (a) Claim for Benefits. If a Participant or Beneficiary does not
             ------------------
receive the benefits which the Participant or Beneficiary believes he or she is entitled to receive under the Plan, the Participant or Beneficiary may file a claim for benefits with the Committee. All claims shall be made in writing and shall be signed by the claimant. If the claimant does not furnish sufficient information to enable the Committee to process the claim, the Committee will indicate to the claimant any additional information which is required.

         (b) Notification by the Committee. Each claim will be approved or
             -----------------------------
disapproved by the Committee within 90 days following the receipt of the information necessary to process the claim. In the event the Committee denies a claim for benefits in whole or in part, the Committee will notify the claimant in writing of the denial of the claim. Such notice by the Committee will also set forth, in a manner calculated to be understood by the claimant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary for the claim to be approved, if possible, with an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure as set forth in subsection (c). If no action is taken by the Committee on a claim within such 90 day period, the claim will be deemed to be denied for purposes of the review procedure.

         (c) Review Procedure. A claimant may appeal a denial of his or her
             ----------------
claim by requesting a review of the decision by the Committee or a person designated by the Committee. An appeal must be submitted in writing within 60 days after receipt by the claimant of written notification of the denial and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the claimant's request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The Committee or the person designated by the Committee will make a full and fair review of each appeal and any written materials submitted in connection with the appeal. The Committee or the person designated by the Committee will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered as soon as possible but not later than 120 days after the appeal is received. The claimant will be given the opportunity to review documents or materials directly pertinent to the appeal upon submission of a reasonable written request to the Committee or person designated by the Committee, provided the Committee or person designated by the Committee in its reasonable judgment finds the requested documents or materials are directly pertinent to the appeal. On the basis of its review, the Committee or person designated by the Committee will make an independent determination of the claimant's eligibility for benefits under the Plan. The decision of the Committee or person designated by the Committee on any claim for benefits will be final and conclusive upon all parties thereto. In the event the Committee or person designated by the Committee denies an appeal in whole or in part, it will give written notice of the decision to the claimant, which notice will set forth in a manner calculated to be understood by the claimant the specific reasons for such denial and which will make specific reference to the pertinent Plan provisions on which the decision was based.


                                 ARTICLE VII.
                                ADMINISTRATION

7.1      Committee.
         ---------

         The Committee for the Plan shall be appointed by, and serve at the pleasure of, the Board. The number of members comprising the Committee shall be determined by the Board which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member with or without cause by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled as soon as practicable by the Board.

7.2      Committee Action.
         ----------------

         The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. Any two members of the Committee may execute any certificate or other written direction on behalf of the Committee.

7.3      Powers and Duties of the Committee.
         ----------------------------------

         The Committee shall administer the Plan in accordance with its terms and shall have all powers, authority and discretion necessary to accomplish its purposes, including, but not by way of limitation, the authority and discretion to:

                  (i) select the Funds and change the Funds from time to time pursuant to Section 3.2;

                  (ii) appoint a plan administrator or any other agent, and delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe;

                  (iii) resolve all questions relating to the eligibility of employees, directors and consultants to be or become Eligible Individuals or Participants;

                  (iv) determine the Threshold Amount applicable to any Plan Year after the first Plan Year and establish alternative criteria, consistent with the purpose of the Plan to provide benefits to a select group of management or highly compensated employees, for what shall constitute an employee of the Company an Eligible Individual with respect to any given Plan Year, in addition to or in lieu of the eligibility criteria set forth in Section 1.2(k) of the Plan;

                  (v) determine the amount of benefits payable to Participants or their Beneficiaries under this Plan, and determine the time and manner in which such benefits are to be paid;

                  (vi) authorize and direct all disbursements by the Trustee from the Trust;

                  (vii) engage any administrative, legal, accounting, clerical, or other services it deems appropriate in administering the Plan or the Trust Agreement;

                  (viii) construe and interpret this Plan and the Trust Agreement, supply omissions from, correct deficiencies in, and resolve ambiguities in the language of this Plan and the Trust Agreement, and adopt rules for the administration of this Plan and the Trust Agreement that are not inconsistent with the terms of such documents;

                  (ix) compile and maintain all records it determines to be necessary, appropriate or convenient in connection with the administration of this Plan and of benefit payments hereunder;

                  (x) determine the disposition of assets in the Trust in the event this Plan is terminated;

                  (xi) review the performance of the Trustee with respect to the Trustee's administrative duties, responsibilities and obligations under this Plan and the Trust Agreement, report to the Board regarding such administrative performance of the Trustee, and recommend to the Board, if necessary, the removal of the Trustee and the appointment of a successor Trustee; and

                  (xii) resolve all questions relating to any matter for which it has administrative responsibility.

7.4      Construction and Interpretation.
         -------------------------------

         The Committee shall have full authority and discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Eligible Individual, Participant or Beneficiary. The Committee shall administer the Plan in a consistent and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

7.5      Information.
         -----------

         To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other cause of termination, and such other pertinent facts as the Committee may reasonably require.

7.6      Compensation, Expenses and Indemnity.
         ------------------------------------

         (a) Expenses. The members of the Committee shall serve without
             --------
compensation for their services hereunder. All expenses and fees incurred in connection with the administration of the Plan and the Trust shall be paid by the Company.

         (b) Indemnification. To the fullest extent permitted by applicable law,
             ---------------
the Company shall indemnify and save harmless the Committee and each member thereof, the Board and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims, arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. Without limiting the generality of the foregoing, the Company shall, promptly upon request, advance funds to persons entitled to indemnification hereunder to the extent necessary to defray legal and other expenses incurred in the defense of such liabilities and claims, as and when incurred. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise.


                                 ARTICLE VIII.
                                 MISCELLANEOUS

8.1      Unsecured General Creditor.
         --------------------------

         Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interests in any Matching Investments or in any other property or assets of the Company or the Trust. No assets of the Company shall be held as collateral security for the obligations of the Company under this Plan. Any and all assets of the Trust shall be and shall remain unpledged and unencumbered. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. The Company shall maintain the Trust at all times during the term of the Plan.

All assets of the Company and the Trust shall be subject to the claims of the Company's creditors.

8.2      Restriction Against Assignment.
         ------------------------------

         The Company or the Trustee shall pay all amounts payable hereunder only to the person or persons designated pursuant to the Plan and not to any other person or entity. No part of a Participant's Account shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Account be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever, without the prior written consent of the Committee, which may be withheld in its sole discretion. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

8.3      Withholding.
         -----------

         There shall be deducted from each payment made under the Plan all taxes which are required to be withheld by the Company in respect to such payment.

8.4      Amendment, Modification, Suspension or Termination.
         --------------------------------------------------

         (a) The Committee may amend, modify, suspend or terminate the Plan in whole or in part, provided that (i) no amendment, modification, suspension or termination shall have any retroactive effect that would directly or indirectly reduce any amounts allocated to a Participant's Account or otherwise deprive any Participant of any benefits already vested under the Plan; (ii) any amendment, modification, suspension or termination of the Plan that will significantly increase costs to the Company shall be approved by the Board; (iii) no amendment, modification, suspension or termination of the Plan shall have the effect of causing any Participant's Account to be distributed earlier than the time contemplated by the Plan and the Participant's elections without the prior written consent of the Participant; (iv) no amendment or modification shall materially and adversely affect the interests of Participants without the prior written consent of at least 75% of the Participants (such percentage to be determined by the number of Participants and not by their percentage interest in all Account balances); and (v) for a period of two years following a Change in Control, the Plan may not be amended, modified, suspended or terminated without the prior written consent of at least 75% of the Participants (such percentage to be determined by the number of Participants and not by their percentage interest in all Account balances).

         (b) Without limiting the generality of Section 8.4(a)(iv) above, any amendment or modification which directly or indirectly has any of the following effects shall be deemed to materially and adversely affect the interests of
Participants: (i) any amendment or modification to the defined term "Change in Control" or any amendment or modification of the consequences under the Plan resulting from a Change in Control; (ii) any amendment or modification that would eliminate or reduce the Company's obligations under Sections 3.2 or 3.3; (iii) any amendment or modification that would adversely affect the timing or circumstances under which Participants may receive vested benefits under the Plan; or (iv) any amendment or modification of this Section 8.4.

         (c) Notwithstanding clauses (iii) and (iv) of Section 8.4(a) above, the Company shall have the right (i) to unilaterally amend, modify or suspend the Plan in the event that the Company determines in good faith that such action is required in order to maintain or qualify the Trust as a grantor trust under
Section 671 of the Code or to maintain or qualify the Plan as an unfunded plan maintained primarily to provide deferred compensation for a select group of management or highly compensated employees as described in Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), provided, however, that the Company shall amend, modify or suspend the Plan in such manner as will have the least onerous overall effect on the vested interests of the Participants; and (ii) to unilaterally terminate the Plan in the event that the Company determines in good faith that continued compliance with the Code and ERISA, as generally contemplated in clause (i) above, is not practicable or, if practicable, would have a material adverse effect on the Participants.

         (d) Notwithstanding anything to the contrary in this Section 8.4, the Company may unilaterally amend the Plan at any time to cause the cessation of deferrals of Compensation by the Participants in any future Plan Year or to change the manner or terms of future deferrals in any such future Plan Year; provided, however, that no such amendment under this Section 8.4(d) may be effected for a period of two years following any Change in Control.

         (e) As a condition precedent to the effectiveness of any amendment, modification, suspension or termination of this Plan, the Trustee and the Committee shall have received a written opinion of counsel (which counsel and which opinion shall be satisfactory to each) to the effect that such action is being validly and properly effected in accordance with the requirements of this
Section 8.4.

         (f) In the event that this Plan is terminated in accordance with this
Section 8.4, the balance of each Participant's Account shall be distributed to the Participant (or, in the event of the death of the Participant, to the Participant's Beneficiary) in a lump sum payment as soon as administratively feasible and in any event within 90 days of such termination.

8.5      Governing Law.
         -------------

         The Plan will be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Texas, including without limitation, the Texas statute of limitations, but without giving effect to the principles of conflicts of laws of such State.

8.6      Receipt or Release.
         ------------------

         Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company with respect to the amount paid. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

8.7      Payments on Behalf of Persons Under Incapacity.
         ----------------------------------------------

         In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall, to the extent thereof, constitute a full release and discharge of the Committee and the Company with respect to the amount paid.

8.8      Successors and Assigns.
         ----------------------

         The Company may not assign its obligations under this Plan, whether by contract, merger, operation of law or otherwise, unless the assignment is to an assignee or successor entity (in either case, hereafter called a "Successor") that has stockholders' equity or the closest equivalent thereto (as measured by the most recent audited financial statements of such Successor) equal to or greater than the stockholders' equity of the Company (as measured immediately prior to the event that causes such entity to become a Successor to the Company). The provisions of this Section 8.8 shall be binding upon each and every Successor to the Company.

8.9      No Employment Rights.
         --------------------

         Participation in this Plan shall not confer upon any person any right to be employed by the Company nor any other right not expressly provided hereunder.

8.10     Headings, etc. Not Part of Agreement.
         ------------------------------------

         Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

         IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer as of the 3rd day of January, 2000.


                               STERLING SOFTWARE, INC.



                               By:
                                   ------------------------------
                               Name:  Don J. McDermett, Jr.
                               Title: Senior Vice President and General Counsel

                                   EXHIBIT A



                          LN Money Market Fund, Inc.
                     Janus Apsen Series Balanced Portfolio
                            Maverick Fund USA, Ltd.
                           BT Equity 500 Index Fund
                          LN Equity-Income Fund, Ltd.
                  Fidelity VIP Growth Portfolio-Service Class
                           Baron Capital Asset Fund
                 Janus Aspen Series Worldwide Growth Portfolio